UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2023

A-MARK PRECIOUS METALS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36347	11-2464169
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2121 Rosecrans Ave, Suite 6300
El Segundo, California		90245
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 587-1477

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AMRK	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 20, 2023, A-Mark Precious Metals, Inc. (the "Company") entered into a Joinder and Seventh Amendment to Credit Agreement (the "Credit Agreement Joinder and Amendment") with the other loan parties thereto, the lenders party thereto and CIBC Bank USA as administrative agent for the lenders. A copy of the Credit Agreement Joinder and Amendment is filed as Exhibit 10.1 to this Form 8-K, and the description of the Credit Agreement Joinder and Amendment in this Item is qualified by reference to the Exhibit.

The Credit Agreement Joinder and Amendment amends the Company’s Credit Agreement, dated December 21, 2021, as amended by amendments first through sixth (the “Credit Agreement”), which provides for a revolving credit facility (the “Credit Facility”). The Credit Agreement Joinder and Amendment adds a new lender, adds a new subsidiary loan party and guarantor and modifies certain terms and conditions of the Credit Agreement.

The Credit Agreement Joinder and Amendment eliminates provisions of the Credit Agreement whereby lenders whose revolving commitments equal at least 66.67% of the total revolving commitments under the Credit Facility, or the agent at the direction of those lenders, could require repayment of all obligations outstanding under the Credit Facility within 10 days on demand. Instead, the Credit Facility will have a fully committed term expiring September 20, 2025.

Although the total revolving commitment under the Credit Facility remains at $350 million, the incremental facility feature under the Credit Facility is being increased from $50 million to $190 million.

The Credit Agreement Joinder and Amendment also modifies the Credit Agreement by increasing the inventory financing capacity, adding an additional asset category to be included in the borrowing base and relaxing the limitations under certain of the covenants.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description

10.1

Joinder and Seventh Amendment to Credit Agreement, effective as of September 20, 2023, among the Company, the other loan parties party thereto, the lenders party thereto and CIBC Bank USA as administrative agent for the lenders.

104	Inline XBRL for the cover page of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A-MARK PRECIOUS METALS, INC.

Date:	September 21, 2023	By:	/s/ Carol Meltzer
		Name: Title:	Carol Meltzer General Counsel and Secretary